UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On June 11, 2013, Pacific Mercantile Bancorp (the “Company”) filed a Current Report on Form 8-K dated June 5, 2013 with the Securities and Exchange Commission reporting, under Item 5.07, Submission of Matters to a Vote of Security Holders, the results of the voting at the Company’s Annual Meeting of Shareholders held on June 5, 2013 (the “Annual Meeting”). This Current Report on Form 8-K/A updates the information contained in that previously filed Current Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders were asked to cast a non-binding advisory vote as to whether future non-binding advisory votes on the compensation of the Company’s named executive officers should be held annually, once every two years or once every three years. As previously reported, the outcome of that vote was as follows:

Shares Voted:	For Every Year	For Every Two Years	For Every Three Years	Abstain
Number of Shares	15,596,883	293,661	609,253	320,334
Percent of Shares Voted	92.7%	1.8%	3.6%	1.1%

Based on these voting results and other factors, at a meeting held on July 17, 2013 the Company’s Board of Directors decided that non-binding shareholder advisory votes on the compensation of the Company’s named executive officers will be held annually until such time as the Board of Directors may decide to hold another shareholder advisory vote on the frequency of advisory votes by shareholders on the compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: July 19, 2013	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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